 Exhibit 99.1

TIB Financial Corp. Announces Closing of
$175 Million Investment from North American Financial Holdings, Inc.

Naples, FL (September 30, 2010) — TIB Financial Corp. (Nasdaq:TIBB) (the “Company”), parent company of TIB Bank and Naples Capital Advisors, leading financial services providers serving the greater Naples, Bonita Springs, Fort Myers and Cape Coral areas, South Miami-Dade County, the Florida Keys and Sarasota County today announced the closing of the previously announced $175 million investment in the Company by North American Financial Holdings, Inc. (“NAFH”).  In addition, at any time prior to March 30, 2012, NAFH will have the right to invest up to an additional $175 million in the Company.

“We are very pleased to be completing this investment and to be working together with TIB.  TIB already has a strong management team, and their commitment to their customers and excellent service have long been a hallmark of the company. With this significant capital infusion, TIB will have a solid foundation to grow and expand in its existing markets while supporting our operations in Florida and the greater Southeast,” said R. Eugene Taylor, NAFH Chairman and Chief Executive Officer.

Thomas J. Longe, Chief Executive Officer and President of TIB Financial Corp. said, “We are thrilled to become a part of the North American Financial organization through the recapitalization of TIB and to gain the benefit of the expertise of its leadership team. Today’s investment is beneficial for all of the Company’s and the Bank’s stakeholders. With North American’s investment, our customers can be assured of the stability and competitiveness of their local bank; our highly-dedicated employees can continue to serve their local communities; and our shareholders can now participate in the ownership of a strong financial institution. Everyone involved in bringing this investment to fruition has worked very hard to get to this day, and we could not be more pleased to be here. As a result, TIB Bank is once again one of the strongest community banks in Florida and will continue to support our community through lending and providing highly competitive financial products and services.”

Upon the closing of the investment, Mr. Taylor was appointed Chairman of the Board of the Company and a member of the Board of Directors of TIB Bank.  Mr. Christopher G. Marshall and Mr. Bruce R. Singletary each appointed to the Board of Directors of the Company and the Board of Directors of TIB Bank. In addition, Mr. Peter N. Foss and Mr. William A. Hodges were appointed to the Board of Directors of the Company. Mr. Howard Gutman and Mr. Brad Boaz will remain on the Board of Directors of the Company and Mr. Gutman will remain on, and Mr. Boaz will join, the Board of Directors of TIB Bank. Following regulatory approval, Mr. Taylor and Mr. Marshall will be appointed as Chief Executive Officer and Chief Financial Officer of the Company and TIB Bank, respectively, and Mr. Longe will be appointed market area President.

In connection with the closing of the investment, NAFH today completed the purchase of all 37,000 shares of preferred stock issued to the United States Department of the Treasury under the TARP Capital Purchase Program and the related warrant to purchase shares of the Company’s common stock for total cash consideration of approximately $12.2 million.

UBS Investment Bank served as financial advisor and Wachtell, Lipton, Rosen & Katz served as legal advisor to NAFH.  Sandler O’Neill + Partners served as financial advisor and Smith Mackinnon served as legal advisor to TIB.

About NAFH
North American Financial Holdings, Inc. is a national bank holding company headquartered in Charlotte, North Carolina and Jacksonville, Florida.  NAFH was incorporated in the state of Delaware in 2009 and has raised approximately $900 million of equity capital, which it intends invest in undercapitalized banks with the goal of establishing a strongly capitalized, high performance regional bank. NAFH is the parent company of TIB Financial Corp. and North American Financial Holdings National Bank, a de-novo institution with over $1.1 billion in assets formed on July 16, 2010 in connection with the purchase and assumption  of the operations of three failed banks from the FDIC.

The management team of NAFH includes:

R. Eugene (Gene) Taylor, NAFH Chairman and Chief Executive Officer. Mr. Taylor retired as Vice Chairman of Bank of America following a 38-year career during which he served as President of Bank of America’s Consumer and Commercial Bank and the Global Corporate and Investment Bank.  He is a native Floridian and a graduate of the Florida State University School of Business, which is named in his honor.

Christopher (Chris) G. Marshall, NAFH Chief Financial Officer, previously served as CFO and COO of Bank of America’s Global Consumer and Small Business Bank and as Chief Financial Officer of Fifth Third Bank.  Mr. Marshall is a graduate of the University of Florida and Pepperdine University School of Business.

R. Bruce Singletary, NAFH Chief Risk Officer, spent 31 years at Bank of America in various credit risk roles, including serving as Chief Risk Officer for Bank of America’s Florida Bank.  Mr. Singletary graduated from Clemson University and earned an MBA from Georgia State University.  Mr. Singletary resides in Jacksonville, Florida.

Kenneth (Ken) A. Posner, spent 15 years at Morgan Stanley, most recently serving as a Managing Director and equity research analyst for a wide range of financial services firms. Mr. Posner is a graduate of Yale College and earned an MBA from the University of Chicago.

About TIB Financial Corp.
Headquartered in Naples, Florida, TIB Financial Corp. is a financial services company with approximately $1.7 billion in total assets and 28 full-service banking offices throughout the Florida Keys, Homestead, Naples, Bonita Springs, Fort Myers, Cape Coral and Venice. TIB Financial Corp. is also the parent company of Naples Capital Advisors, Inc., a registered investment advisor with approximately $169 million of assets under advisement.
TIB Financial Corp., through its wholly owned subsidiaries, TIB Bank and Naples Capital Advisors, Inc., serves the personal and commercial banking and investment management needs of local residents and businesses in its market areas. The companies' experienced professionals are local community leaders, who focus on a relationship-based approach built around anticipating specific customer needs, providing sound advice and making timely decisions. To learn more about TIB Bank and Naples Capital Advisors, Inc., visit www.tibbank.com and www.naplescapitaladvisors.com, respectively. Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB's investor relations site at www.tibfinancialcorp.com.

CONTACTS:
North American Financial Holdings
Christopher G. Marshall
4725 Piedmont Row Drive Charlotte, NC 28210
(704) 554-5901 (ph); (704) 964-2442 (c)

TIB Financial Corp.
Thomas J. Longe, Chief Executive Officer and President (239) 659-5857
Stephen J. Gilhooly, Executive Vice President and Chief Financial Officer (239) 659-5876

Cautionary Statement
The issuance of the securities in the transactions described in this release have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Forward-Looking Statements
Except for historical information contained herein, the statements made in this press release constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements involve certain risks and uncertainties, including statements regarding the Company's strategic direction, prospects and future results, anticipated future operating and financial performance, financial position and liquidity, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, capital and financing needs and availability, acquisition and divestiture opportunities, plans and objectives of management for future operations, and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing.  Words such as “will likely result,” “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of these words and similar expressions are intended to identify these forward-looking statements. Certain factors, including those outside the Company’s control, may cause actual results to differ materially from those in the “forward-looking” statements, including failure to maintain adequate levels of capital and liquidity to support our operations; the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, and interest rate risks; the effects of competition from other commercial banks, thrifts, consumer finance companies, and other financial institutions operating in the Company’s market area and elsewhere; and the other risks discussed in the Company’s filings with the Securities and Exchange Commission, which discussions are incorporated in this press release by reference.